Exhibit 10.1

                              CONSULTING AGREEMENT

THIS AGREEMENT is made as of February 25, 1999, between ISES CORPORATION, an Iowa corporation with its principal offices located at 2600 72nd Street, Des Moines, Iowa 50322, U.S.A. ("Company"), and Trivia Mania, residing at 4527 NW 20th, Gainesville, FL 32605 U.S.A. ("Consultant").

1.   GENERAL

     Subject to this Agreement, Company hereby hires Consultant, and Consultant hereby agrees, to provide the research, design, development and/or other consulting services described in the Project Schedules contemplated under
Section 3(b) (collectively, the "Services") to Company as its independent contractor.

2.   TERM

     This Agreement will become effective, as of the date set forth above, upon its execution by Company and Consultant and will expire on December 31, 2001, unless extended or terminated pursuant to Section 8.

3.   SERVICES

     a. Best Efforts. Consultant will use its best efforts to perform all Services in a timely and professional manner satisfactory to Company and in accordance with Company's instructions. Consultant will not subcontract any of the Services to a third person without Company's prior authorization.

     b. Projects Schedules. Company and Consultant will execute a schedule substantially similar to Exhibit A (the "Project Schedule") for each research, design, development and/or other consulting project that Company wants
Consultant to undertake. Company and Consultant acknowledge that all Project Schedules will form an integral part of this Agreement.

     c. Location and Access. Consultant may perform the Services at Company's premises, Consultant's premises or such other premises that Company and Consultant may deem appropriate. Company will permit Consultant to have reasonable access to Company's premises, personnel and computer equipment for the purposes of performing the Services at Company's premises.

     d. Records and Reports. Consultant will keep accurate records of its activities under each Project Schedule. Company may periodically request activity reports by Consultant that will be provided to Company in writing.

     e. Insurance. Consultant will be solely responsible for obtaining and maintaining appropriate insurance coverage for its activities under this Agreement, including, but not limited to, comprehensive general liability (bodily injury and property damage) insurance and professional liability insurance. At Company's request, Consultant will provide Company with copies of the certificates of insurance.

     f. Rights Clearance. Consultant will be solely responsible for obtaining all rights clearances with respect to all Deliverables created or provided by Consultant to Company in connection with this Agreement.

     g. Non-Compete. During the term of this Agreement and for a period of 12 months thereafter, Consultant agrees not to market trivia questions or any other content produced for Company, directly to Company's customers including, but not limited to, passenger airlines and consumer electronic manufacturers, unless Company otherwise agrees.

4.   CONSIDERATION

     a. Project Fees. In consideration for performing the Services, Company will pay Consultant the fees that may be contemplated under the Project Schedules
(the "Project Fees"). Consultant acknowledges that, except as otherwise contemplated under Section 4(b), the Project Fees constitute the entire consideration that Consultant will be entitled to receive for performing this Agreement.

     b. Payment. Company will pay the Project Fees to Consultant according to the applicable terms set forth in the Project Schedule.

     c. Taxes. Consultant will be solely responsible for complying with all federal, state, local and other tax laws and regulations applicable to payments received from Company under this Agreement.

5.   OWNERSHIP

     Consultant acknowledges that Company will own all rights in any ideas, concepts, inventions and techniques that Consultant may conceive or develop in connection with the Services. Consultant hereby assigns to Company all worldwide patents and patent rights, copyrights, trade secrets or other proprietary rights in any work product that Consultant may create under this Agreement (the
"Deliverables"). During and after the term of this Agreement, Consultant will execute the instruments that Company may reasonably request from time to time to give full legal effect to this Section 5.

6.   WARRANTY

     Consultant represents and warrants that (i) Consultant has the knowledge, experience and skill to provide the Services in a professional and timely manner, (ii) the Deliverables will conform to the specifications contemplated under the Project Schedules and (iii) the Services and Deliverables will not infringe any patent, copyright, trade secret or other proprietary right of any third person, including, without limitation, rights of privacy and personality. Consultant will indemnify Company against all damages, losses, liability or expense that Company may suffer or incur as the result of any breach of this
Section 6.

7.   CONFIDENTIALITY

     a. Information. Consultant acknowledges that (i) Consultant may have access to certain of Company's confidential and proprietary information in connection with this Agreement and (ii) the Deliverables will constitute confidential and proprietary information of Company (collectively, the "Information"). Consultant will take all reasonable precautions necessary to safeguard the confidentiality of the Information, including (i) those required under this Section 7, (ii) those taken by Consultant to protect its own confidential information and (iii) those which Company may reasonably request from time to time.

     b. Use and Disclosure. Consultant will use the Information solely to perform the Services under this Agreement. Consultant will not disclose, in whole or in part, the Information or Deliverables to any person, except to Company and its designees. Consultant will not remove or deface any confidentiality or proprietary notice that Company may have affixed to items of Information disclosed to Consultant. Consultant will affix appropriate notices to all Deliverables that identify the Deliverables as confidential and proprietary information of Company.

     c. Unauthorized Use or Disclosure. The parties acknowledge that any unauthorized use or disclosure of the Information or Deliverables by Consultant will cause irreparable damage to Company. If an unauthorized use or disclosure occurs, Consultant will take, at its expense, all steps which are necessary to recover the Information or Deliverable and to prevent its subsequent unauthorized use or dissemination, including availing itself of actions for seizure and injunctive


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

relief. If Consultant fails to take these steps in a timely and adequate manner, Company may take them at Consultant's expense.

     d. Limitation. Consultant will have no confidentiality obligation with respect to any portion of the Information that (i) Consultant independently developed before receiving the Information from Company, (ii) Consultant lawfully obtained from a third party under no obligation of confidentiality or
(iii) became available to the public other than as a result of an act or omission of Consultant.

8.   EXTENSION AND TERMINATION

     a. Extension. Company and Consultant may extend the term of this Agreement by mutual written agreement. In addition, Company may extend the term of this Agreement by notifying Consultant of such intention at least 30 days before the then-current expiration date.

     b. Termination for Cause. Company may terminate this Agreement immediately upon notice to Consultant, without judicial or arbitral notice or resolution and without prejudice to any other remedies, if (i) Consultant breaches any of its obligations hereunder and fails to remedy such breach to Company's satisfaction within 10 days after Company demands its cure or (ii) Consultant becomes insolvent or bankrupt, assigns all or a substantial part of its business or assets for the benefit of creditors, permits the appointment of a receiver for its business or assets, becomes subject to any legal proceeding relating to insolvency, reorganization or the protection of creditors' rights or otherwise ceases to conduct business in the normal course.

     c. Termination for Convenience. Either party may terminate this Agreement, without judicial or arbitral notice or resolution and without alleging just cause, as of the end of any calendar month by the other party at least 30 days' prior notice of termination.

     d. Forfeiture. Termination by Consultant not due to Company's default, or by Company as a result of Consultant's default, shall result in a forfeiture of any or all deliverables by Consultant to Company under this Agreement.

9.   CONSEQUENCES OF EXPIRATION OR TERMINATION

     a. Delivery of Items. Upon the expiration or termination of this Agreement for any reason, Company will promptly pay Consultant the Project Fees and Reimbursable Expenses that may be due and outstanding, and Consultant will immediately deliver to Company (i) all notebooks, documentation and other items that contain, in whole or in part, the Information or Deliverables, and (ii) an affidavit executed by Consultant stating that Consultant has not retained any such items.

     b. Pending Project Schedules. At Company's request, Consultant will continue work under any Project Schedule that may remain unfinished as of the expiration or termination of this Agreement. Under such circumstances, Consultant will be entitled to retain the notebooks, documentation or other items that Company may deem appropriate to complete the Project Schedule. Upon completing the Project Schedule, Consultant will deliver all such items to Company in accordance with Section 9(a).

     c. Disclaimer. Upon the expiration of this Agreement or its termination in accordance with Section 8(b) or 8(c), Consultant will not be entitled to receive any payment or compensation for actual, consequential, indirect, special or incidental damages, costs or expenses, whether foreseeable or unforeseeable (including loss of profits, investments or good will) or Company's subsequent use of the Deliverables.

     d. Survival. The provisions of Sections 3(f), 3(g), 5, 6, 7, 9 and 15 will survive the expiration of this Agreement or its termination for any reason.


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


10.  INDEPENDENT PARTIES

     Company and Consultant are independent parties. Nothing in this Agreement will be construed to make Consultant an agent, employee, joint venturer, partner or legal representative of Company. Consultant will neither have nor represent itself to have any authority to bind Company to any obligation.

11.  NOTICES

     Any notice or approval required or permitted under this Agreement will be given in writing and will be sent by telefax, courier or mail, postage prepaid, to the address specified below or to any other address that may be designated by prior notice. Any notice or approval delivered by telefax (with answer back) will be deemed to have been received the day it is sent. Any notice or approval sent by courier will be deemed received one day after its date of posting. Any notice or approval sent by mail will be deemed to have been received on the 5th business day after its date of posting.


                                 If to Company:

                                 ISES CORPORATION
                                 2600 72nd Street
                                 Des Moines, Iowa 50322
                                 U.S.A
                                 Attn: Steve Johnson
                                 Telephone: (515) 331-0560
                                 Telefax: (515) 331-3901

                                 Email: steve@ises-amp.com


                                 If to Consultant:

                                 Trivia Mania
                                 4527 NW 20th
                                 Gainesville, FL 32605
                                 U.S.A.
                                 Attn: Mike Dupee or Zana Holley
                                 Telephone: 352-335-2257
                                 Telefax: 352-336-8305

                                 Email: tikha@gator.net

12.  ASSIGNMENT

     Consultant may not assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without Company's prior approval. Any attempt to do so without Company's approval will be void. Company may assign this Agreement or any of its rights or obligations hereunder, upon notice to Consultant, to a related or unrelated person in connection with a sale, consolidation or other reorganization of Company's business, in whole or in part.



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


13.  WAIVER, AMENDMENT OR MODIFICATION

     Any waiver, amendment or other modification of this Agreement or its Exhibits will not be effective unless in writing and signed by the party against whom enforcement is sought.

14.  SEVERABILITY

     If any provision of this Agreement is held to be unenforceable, this holding will not affect the validity of the other provisions of this Agreement, unless Company deems the unenforceable provision to be essential to this Agreement, in which case Company may terminate this Agreement, effective immediately upon notice to Consultant.

15.  GOVERNING LAW

     This Agreement will be governed by and interpreted in accordance with the laws of the State of Iowa, U.S.A. Any controversy or dispute will be submitted to the state or federal courts for Polk County, Iowa, U.S.A., to whose jurisdiction the parties hereby submit themselves.

16.  ENTIRE AGREEMENT

     This Agreement and its Exhibits constitute the complete and exclusive statement of the terms, conditions and representations of the agreement between Company and Consultant with respect to the Services and Deliverables and supersedes all other agreements with respect to the subject matter hereof. Any research, design, development and/or other consulting services that Consultant may have performed for Company or its related parties before the execution of this Agreement will be governed by the terms hereof.

     IN WITNESS WHEREOF, Consultant executes this Agreement, and Company causes this Agreement to be executed by its duly authorized representative, on the dates specified below.

ISES Corporation                            Trivia Mania
("Company")                                 ("Consultant")


By: /s/                                     By: /s/

Name: Steven L. Johnson                     Name:  Michael Dupee

Title: VP of MKTG                           Title:  Owner

Date: 3-15-99                               Date:   3-7-99


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


                                    EXHIBIT A

                                Project Schedule


     THIS PROJECT SCHEDULE is made as of February ____, 1999, between ISES Corporation ("Company"), and Trivia Mania, Inc. ("Consultant"), pursuant to the Consulting Agreement that Company and Consultant executed as of February ____, 1999, and of which this Project Schedule forms an integral part.

1.   Objective:

     Consultant is to research factual trivia information and create entertaining questions and answers to be delivered to ISES Corporation. The trivia questions and answers are to target a mass consumer audience of mixed gender, age and nationality.

2.   Methodology:

     ISES has defined subject categories and the corresponding number of questions per subject that Consultant is to create and deliver. The Consultant is responsible for assuring that the questions and answers have correct English spelling and correct English grammar.

3.   Deliverables:

     Consultant will provide [Confidential treatment has been requested for this portion of this Exhibit] sets of questions with to ISES[Confidential treatment has been requested for this portion of this Exhibit]. The questions will cover six topics identified below with corresponding number of questions per topic. Consultant will supply five (5) answers per question. Up to 5% of the questions can be True/False requiring only two answers per question.

                                                      Delivery          Delivery
     Subject                    Question Type            #1                #2
     ------------------------------------------------------------------------

     History
                                [Confidential treatment has been requested

     Sports
                                for this portion of this Exhibit]

     Culture


     Science and Technology

     Entertainment


     Geography

     Totals


     Topic examples per subject:

     History:  Politics,  human  interest,  education,  business,   exploration,
     weather

     Sports: Soccer, rugby, Olympics, chess, basketball, football, baseball, hockey, golf, etc.

     Lifestyles: Language, names, food, religion, festivals

     Science  and  Technology:  Computers,   mathematics,   chemistry,  physics,
     consumer electronics, etc.


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


     Entertainment: Music, movies, theatre, games

     Geography: Mountains, deserts, bodies of water, cities, etc.

     Questions and answers are to be delivered as an attached Microsoft Word 95 or 97 file attached via Email to the ISES contact. One hard copy of the questions is also to be provided via Fax, post or courier on the delivery date.

4.   Schedule:

     Each [Confidential treatment has been requested for this portion of this Exhibit] question set deliverable will be supplied to ISES on the following dates:

     1st Question set: March 1, 1999 by 10 AM CST

     2nd Question set: March 15, 1999 by 10 AM CST

5.   Acceptance Criteria:

     Deliverables must comply with the definitions of Section 1, 2 and 3 of this Exhibit A. ISES reserves the right to reject any trivia question on the basis of suitability to ISES target audience. ISES will notify Consultant on any rejection and Consultant will be allowed 5 business days to submit replacements for any rejected questions. ISES will inform Content Supplier within one week from the time it receives each question set on acceptance.

6.   Project Fees and Payment Terms:

     [Confidential treatment has been requested for this portion of this Exhibit]


IN WITNESS WHEREOF, Company and Consultant cause this Project Schedule to be duly executed below.


ISES Corporation                            Trivia Mania, Inc.
("Company")                                 ("Consultant")


By: /s/                                     By: /s/

Name:  Steven L. Johnson                    Name:  Michael Dupee

Title:  VP of MKTG                          Title:  Owner

Date:  3-15-99                              Date:   3-7-99


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

EXHIBIT B                       Project Schedule


     THIS PROJECT SCHEDULE is made as of October 25, 1999, between ISES Corporation ("Company"), and Trivia Mania, Inc. ("Consultant"), pursuant to the Consulting Agreement that Company and Consultant executed as of February 25, 1999, and of which this Project Schedule forms an integral part.

1.   Objective:

     Content Provider is to translate trivia questions supplied to ISES on March 15, 1999 as well as to translate game help files as provided by ISES. Content Provider is to provide questions and help text in the French, German, Spanish and Portuguese language.

2.   Deliverables:

     Content Provider will provide [Confidential treatment has been requested for this portion of this Exhibit] sets of questions and answers translated in the four languages. Content Provider will provide 10 game help texts and game language screen languages translated in the four languages.

     Questions and answers are to be delivered via Email to the ISES contact. The text shall be delivered in a ASCII text file.

3.   Schedule:

     All four [Confidential treatment has been requested for this portion of this Exhibit] question sets (French, Spanish, German and Portuguese) shall be supplied to ISES on November 8, 1999 by 9 AM CST.

4.   Acceptance Criteria:

     Content must comply with the content scope, definitions and topics defined Sections 1 of this Agreement. ISES reserves the right to reject translations on accuracy and on the basis of suitability to ISES target customers. ISES will notify Content Provider on all rejections and Content Provider will be allowed 5 business days to submit replacements for rejected translations.

5.   Project Fees and Payment Terms:

     ISES will pay Content Provider the following for translations into the four languages:

     [Confidential treatment has been requested for this portion of this Exhibit]

     ISES will notify Content Supplier within one week on rejection or acceptance of the translations.

IN WITNESS WHEREOF, Company and Consultant cause this Project Schedule to be duly executed below.

ISES Corporation                         Trivia Mania, Inc.
("Company")                              ("Consultant")

By: /s/                                  By: /s/

Name:  Rick Grewell                      Name:  Michael Dupee

Title:  President                        Title:  President, Trivia Mania

Date:  10/25/99                          Date:  10/25/99


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